UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2012

CNH Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-182411 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)	53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 25, 2012, Fiat Industrial S.p.A. (“Fiat Industrial”) and CNH Global N.V. (“CNH”), the indirect parent company of CNH Capital LLC, announced that they entered into a definitive merger agreement to combine the businesses of Fiat Industrial and CNH.  The terms of the definitive merger agreement provide that Fiat Industrial, which currently indirectly owns approximately 88% of the outstanding common shares of CNH, and CNH will each merge into a newly-formed company organized under the laws of The Netherlands (“NewCo”).  The parties anticipate that the shares of NewCo will be listed on the New York Stock Exchange at the closing of the merger.  NewCo will also use its reasonable best efforts to cause the NewCo shares to be admitted to listing on the Mercato Telematico Azionario managed by Borsa Italiana shortly following the closing of the merger.  The merger is expected to close in the second quarter of 2013, subject to customary closing conditions (including, among others, the approval of the merger by the shareholders of each of Fiat Industrial and CNH and customary regulatory approvals).  Fiat Industrial has agreed to vote its CNH shares in favor of the merger at the CNH shareholders’ meeting.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

All statements other than statements of historical fact contained in this report are forward-looking statements.  The forward-looking statements set forth above involve risks and uncertainties that could cause actual results to differ (possibly materially) from such forward-looking statements.  We can give no assurance that the expectations reflected in such forward-looking statements will prove to be correct.  We undertake no obligation to update or revise publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL LLC

Date: November 28, 2012	By:	/s/ Douglas MacLeod
Douglas MacLeod
Chief Financial Officer and Assistant Treasurer